SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) March 8, 2006

ProLogis

(Exact Name of Registrant as Specified in its Charter)
Maryland

(State or Other Jurisdiction of Incorporation)

1-12846	74-2604728
(Commission File Number)	(I.R.S. Employer Identification No.)

4545 Airport Way, Denver, Colorado	80239

(Address of Principal Executive Offices)	(Zip Code)
(303) 567-5000

(Registrant’s Telephone Number, Including Area Code)
14100 East 35th Place, Aurora, Colorado 80011

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On March 8, 2006, Irving F. Lyons, III, and Kenneth N. Stensby, members of the Board of Trustees of ProLogis, notified ProLogis that they will not stand for re-election to ProLogis’s Board of Trustees when their terms expire at ProLogis’s 2006 annual meeting of shareholders. Messrs. Lyons and Stensby will continue as a members of the Board of Trustees until the annual meeting. The decision of Messrs. Lyons and Stensby not to stand for re-election were for personal reasons and were not the result of any disagreement with ProLogis on any matters relating to ProLogis’s operations, policies or practices. In connection with the decisions of Messrs. Lyons and Stensby not to stand for re-election, the Board of Trustees intends to reduce in the size of the Board from 14 persons to 12 persons effective as of the conclusion of the annual meeting.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
PROLOGIS

March 13, 2006	By:	/s/ Edward S. Nekritz
		Name:	Edward S. Nekritz
		Title:	Managing Director, General Counsel and Secretary

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